Israel Growth Partners Acquisition Corp.

(a corporation in the development stage)

INDEX

Report of Independent Registered Public Accounting Firm	F-2

Financial Statements:

Balance Sheet, July 18, 2006	F-3

Statement of Operations, from inception

(August 1, 2005) to July 18, 2006	F-4

Statement of Stockholders’ Equity, from inception

(August 1, 2005) to July 18, 2006	F-5

Statement of Cash Flows, from inception

(August 1, 2005) to July 18, 2006	F-6

Notes to Financial Statements	F-7 –F-12

Exhibit 99.1

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Israel Growth Partners Acquisition Corp.

We have audited the accompanying balance sheet of Israel Growth Partners Acquisition Corp. (a corporation in the development stage) as of July 18, 2006, and the related statements of operations, stockholders’ equity and cash flows for the period from inception (August 1, 2005) to July 18, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Israel Growth Partners Acquisition Corp. as of July 18, 2006, and its results of operations and its cash flows for the period from inception (August 1, 2005) to July 18, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO Seidman, LLP.
BDO Seidman, LLP
New York, New York
July 18, 2006

Israel Growth Partners Acquisition Corp.

(a corporation in the development stage)

Balance Sheet

July 18, 2006

ASSETS

Current Assets:
Cash and cash equivalents	$1,514,836
Cash held in Trust (Note 1)	46,460,000
Prepaid expenses	5,500

Total assets	$47,980,336

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accrued registration costs	$121,014
Accrued expenses	25,835

Total current liabilities	146,849

Common stock, Class B subject to possible conversion, (1,839,080 shares at conversion value) (Note 1)	9,287,354

Commitments (Note 5)

Stockholders’ Equity (Notes 2, 6 and 7)
Preferred stock, par value $.0001 per share, 5,000 shares authorized, 0 shares issued	—
Common stock, par value $.0001 per share, 40,000,000 shares authorized, 1,000,100 shares issued and outstanding	100

Common stock, Class B, par value $.0001 per share, 12,000,000 shares authorized, 7,360,920 shares issued and outstanding (excluding 1,839,080 shares subject to possible conversion)	736
Additional paid-in-capital	38,652,836
Deficit accumulated in the development stage	(107,539)

Total stockholders’ equity	38,546,133

Total liabilities and stockholders’ equity	$47,980,336

See Notes to the Financial Statements

Israel Growth Partners Acquisition Corp.

(a corporation in the development stage)

Statement of Operations

For the Period from Inception (August 1, 2005) to July 18, 2006

Revenue	$—

Operating expenses:
Formation and operating costs (Notes 4 and 5)	107,539

Loss before provision for income taxes	(107,539)
Provision for income taxes (Note 4)	—

Net loss for the period	$(107,539)

Weighted average number of shares outstanding, basic and diluted	29,077

Net loss per share, basic and diluted	$(3.70)

See Notes to the Financial Statements

Israel Growth Partners Acquisition Corp.

(a corporation in the development stage)

Statement of Stockholders’ Equity

For the period from inception (August 1, 2005) to July 18, 2006

	Common Stock		Common Stock, Class B		Additional Paid -In Capital	Deficit accumulated in the development stage
	Shares	Amount	Shares	Amount			Total
Balance, August 1, 2005 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Common Stock to initial stockholder	100	—	—	—	500	—	500
Value of 4,950,000 Warrants at $0.05 Per Warrant	—	—	—	—	247,500	—	247,500
Proceeds from sale of underwriters’ purchase option	—	—	—	—	100		100
Sale of 500,000 Series A Units, 4,600,000
Series B Units through public offering net of underwriters’ discount and offering expenses and net of proceeds of $ 9,287,354 allocable to 1,839,080 shares of common stock, Class B subject to possible conversion	1,000,000	100	7,360,920	736	38,404,736	—	38,405,572
Net loss for the period	—	—	—	—	—	(107,539)	(107,539)

Balance, July 18, 2006	1,000,100	$100	7,360,920	$736	$38,652,836	$(107,539)	$38,546,133

See Notes to the Financial Statements

Israel Growth Partners Acquisition Corp.

(a corporation in the development stage)

Statement of Cash Flows

For the period from inception (August 1, 2005) to July 18, 2006

OPERATING ACTIVITIES
Net loss for the period	$(107,539)
Change in operating assets and liability:
Increase in prepaid expenses	(5,500)
Increase in accrued expenses	25,835

Net cash used in operating activities	(87,204)

INVESTING ACTIVITIES
Cash Contributed to Trust Fund	(46,460,000)

Net cash used in investing activities	(46,460,000)

FINANCING ACTIVITIES
Proceeds from issuance of common stock to initial stockholder	500
Proceeds from issuance of warrants	247,500
Proceeds from sale of underwriters’ purchase option	100
Portion of net proceeds from sale of Series B units through public offering allocable to shares of common stock, Class B subject to possible conversion	9,287,354
Net proceeds from sale of units through public offering allocable to stockholders’ equity	38,526,586

Net cash provided by financing activities	48,062,040

Net increase in cash and cash equivalents	1,514,836
Cash and cash equivalents
Beginning of period	—

End of period	$1,514,836

Supplemental disclosure of non-cash activities:
Accrued registration costs	$121,014

Fair value of underwriter purchase option included in offering costs	$641,202

See Notes to the Financial Statements

Israel Growth Partners Acquisition Corp.

(a corporation in the development stage)

Notes to Financial Statements

NOTE 1 - ORGANIZATION AND BUSINESS OPERATIONS

Israel Growth Partners Acquisition Corp. (the “Company”) was incorporated in Delaware on August 1, 2005 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with a currently unidentified operating business which has operations or facilities located in Israel, or which is a company operating outside of Israel which the Company’s management believes would benefit from establishing operations or facilities in Israel (a “Target Business”). All activity from inception (August 1, 2005) through July 18, 2006 related to the Company’s formation and capital raising activities. The Company has selected July 31 as its year end.

The Company is considered to be a development stage company and as such the financial statements presented herein are presented in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 7 “Accounting and Reporting by Development Stage Enterprises”.

The registration statement for the Company’s initial public offering (“Offering”) was declared effective on July 11, 2006. The Company consummated the Offering on July 18, 2006 for net proceeds of approximately $47.7 million. The Company’s management has broad authority with respect to the application of the proceeds of the Offering although substantially all of the proceeds of the Offering are intended to be applied generally toward consummating a merger, capital stock exchange, asset acquisition or other similar transaction with a Target Business (a “Business Combination”). An amount of $46,460,000 is being held in an interest-bearing trust account (“Trust Fund”) to be returned to the holders of Class B common stock if a Business Combination is not contracted in 18 months, or consummated in 24 months, subsequent to the Offering (the “Target Business Acquisition Period”). In the event there is no Business Combination, the Company will dissolve and any remaining net assets, after the distribution of the Trust Fund to Class B stockholders, will be distributed to the holders of common stock sold in the Offering.

Both the common stock and the Class B common stock have one vote per share. However, the Class B stockholders may, and the common stockholders may not, vote in connection with a Business Combination. Further, should a Business Combination not be consummated during the Target Business Acquisition Period, in the event it receives stockholder approval for its plan of dissolution, the Company’s Trust Fund would be distributed pro-rata to all of the Class B common stockholders and their Class B common shares would be cancelled and returned to the status of authorized but unissued shares.

Common stockholders will not receive any of the proceeds from the Trust Fund should a Business Combination not be consummated.

The Company, after signing a definitive agreement for a Business Combination, is obligated to submit such transaction for approval by a majority of the Class B common stockholders of the Company. Class B stockholders that vote against such proposed Business Combination are, under certain conditions, entitled to convert their shares into a pro-rata distribution from the Trust Fund (the “Conversion Right”). The actual per-share conversion price will be equal to the amount in the Trust Fund (inclusive of any interest thereon) as of two business days prior to the proposed Business Combination, divided by the number of Class B shares sold in the Offering, or approximately $5.05 per share based on the value of the Trust Fund as of July 18, 2006. As a result of the Conversion Right, $9,287,354 relating to 1,839,080 shares of Class B Common Stock subject to possible conversion, has been classified in temporary equity on the accompanying balance sheet as of July 18, 2006. In the event that holders of a majority of the outstanding shares of Class B common stock vote for the approval of the Business Combination and that holders owning 20% or more of the outstanding Class B common stock do not exercise their Conversion Rights, the Business Combination may then be consummated. Upon completion of such Business Combination and the payment of any Conversion Rights (and related cancellation of Class B common stock), the remaining shares of Class B common stock would be converted to common stock.

Israel Growth Partners Acquisition Corp.

(a corporation in the development stage)

Notes to Financial Statements

NOTE 2 - OFFERING

In the Offering, effective July 11, 2006 (closed on July 18, 2006), the Company sold to the public an aggregate of

500,000 Series A Units (the “Series A Units” or a “Series A Unit”) and 4,600,000 Series B Units (the “Series B Units” or a “Series B Unit”) at a price of $8.50 and $10.10 per unit, respectively. Proceeds from the Offering, totaled approximately $47.7 million, which was net of approximately $3.0 million in underwriting expenses and other registration costs incurred through July 18, 2006. Each Series A Unit consists of two shares of the Company’s common stock, and ten Class Z Warrants (each a “Class Z Warrant”). Each Series B Unit consists of two shares of the Company’s Class B common stock, and two Class W Warrants (each a “Class W Warrant”).

Each Class W Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00, subject to adjustment in certain circumstances, commencing on the later of (a) July 11, 2007 and (b) the completion of a Business Combination. The Class W Warrants will expire on July 10, 2011 or earlier upon redemption. Each Class Z Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00, subject to adjustment in certain circumstances, commencing on the later of (a) July 11, 2007 and (b) the completion of a Business Combination. The Class Z Warrants will expire on July 10, 2013 or earlier upon redemption. The Company may redeem the outstanding Class W Warrants and/or Class Z Warrants with the prior consent of HCFP/Brenner Securities LLC (“HCFP”), the representative of the underwriters of the Offering, in whole or in part, at a price of $.05 per warrant at any time after the warrants become exercisable, upon a minimum of 30 days’ prior written notice of redemption, and if, and only if, the last sale price of the Company’s common stock equals or exceeds $7.50 per share and $8.75 per share, for a Class W Warrant and a Class Z Warrant, respectively, for any 20 trading days within any 30 trading day period ending three business days before the Company sent the notice of redemption.

The Company has also sold to certain of the underwriters for an aggregate of $100, an option (the “Underwriter’s Purchase Option” or “UPO”) to purchase up to a total of 25,000 additional Series A Units and/or 230,000 additional Series B Units (see Note 7).

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS - Included in cash and cash equivalents are deposits with financial institutions as well as short-term money market instruments with maturities of three months or less when purchased.

CONCENTRATION OF CREDIT RISK - Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents. The Company maintains deposits in federally insured financial institutions in excess of federally insured limits. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.

INCOME TAXES - Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts and are based in enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

NET LOSS PER SHARE - Net loss per share is computed based on the weighted average number of shares of common stock and Class B common stock outstanding.

Basic earnings (loss) per share is computed by dividing income (loss) available to common stockholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Since the effect of outstanding warrants to purchase common stock and UPO is antidilutive, they have been excluded from the Company’s computation of diluted net income per share. Therefore, basic and diluted loss per share were the same for the period from inception (August 1, 2005) to July 18, 2006.

Israel Growth Partners Acquisition Corp.

(a corporation in the development stage)

Notes to Financial Statements

FAIR VALUE OF FINANCIAL INSTRUMENTS - The fair values of the Company’s assets and liabilities that qualify as financial instruments under SFAS No. 107 “Disclosure about Fair Value of Financial Instruments” approximate their carrying amounts presented in the accompanying balance sheets at July 18, 2006.

The company accounts for derivative instruments in accordance with SFAS No. 133 “Accounting for Derivative instruments and Hedging Activities,” As amended, (“SFAS 133”) which establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments imbedded in other financial instruments or contracts and requires recognition of all derivatives on the balance sheet at fair value. Accounting for the changes in the fair value of the derivative instruments depends on whether the derivatives qualify as hedge relationships and the types of the relationships designated are based on the exposures hedged. Changes in the fair value of the derivative instruments which are not designated as hedges are recognized in earnings as other income (loss).

USE OF ESTIMATES - The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENTS - The Company does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying condensed financial statements.

NOTE 4 – INCOME TAXES

Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to effect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

Significant components of the Company’s future tax assets are as follows:

Tax effect of the operating loss carryforward	$33,000
Other deferred tax assets	3,000
Less valuation allowance	(36,000)

Totals	$—

Management has recorded a full valuation allowance against its deferred tax assets because it believes it is not more likely than not that sufficient taxable income will be realized during the carry-forward period to utilize the deferred tax asset. Realization of the future tax benefits is dependent upon many factors, including the Company’s ability to generate taxable income within the loss carry-forward period, which runs through 2025.

Included in formation and operating costs for the period from inception (August 1, 2005) to July 18, 2006 are $75,364 of Delaware franchise tax expenses.

NOTE 5 - COMMITMENTS

Administrative Services

Commencing on July 11, 2006, the effective date of the offering, the Company is obligated to pay an affiliate of the Company’s chief executive officer, $7,500 per month for office, secretarial and administrative services. An amount of $1,694 for such services from July 11, 2006 to July 18, 2006 is included in formation and operating costs in the accompanying statement of operations.

Israel Growth Partners Acquisition Corp.

(a corporation in the development stage)

Notes to Financial Statements

Financial Advisory Services

HCFP has been engaged by the Company to act as the Company’s non-exclusive investment banker in connection with a proposed Business Combination. For assisting the Company in structuring and negotiating the terms of a Business Combination, the Company will pay HCFP a cash transaction fee of $1,500,000 upon consummation of a Business Combination from the proceeds in the Trust Fund.

Solicitation Services

The Company has engaged HCFP, on a non-exclusive basis, to act as its agent for the solicitation of the exercise of the Company’s Class W Warrants and Class Z Warrants. In consideration for solicitation services, the Company will pay HCFP a commission equal to 5% of the exercise price for each Class W Warrant and Class Z Warrant exercised after July 10, 2007 if the exercise is solicited by HCFP.

NOTE 6 - CAPITAL STOCK

Preferred Stock

The Company is authorized to issue up to 5,000 shares of Preferred Stock with such designations, voting, and other rights and preferences as may be determined from time to time by the Board of Directors.

Common Stock and Class B Common Stock

The Company is authorized to issue 40,000,000 shares of common stock and 12,000,000 shares of Class B common stock. As of July 18, 2006, there are 1,000,100 shares of the Company’s common stock issued and outstanding and 9,200,000 shares of the Company’s Class B stock issued and outstanding, including 1,839,080 Class B common shares subject to possible conversion.

As of July 18, 2006, there are 9,429,900 and 2,340,000 authorized but unissued shares of the Company’s common stock and the Company’s Class B common stock, respectively, available for future issuance, after appropriate reserves for the issuance of common stock in connection with the Class W Warrants and Class Z Warrants, the Underwriters Purchase Option and the officer’s and director’s Class W Warrants and Class Z Warrants.

The Company currently has no commitments to issue any shares of common stock other than as described herein; however, the Company will, in all likelihood, issue a substantial number of additional shares in connection with a Business Combination. To the extent that additional shares of common stock are issued, dilution to the interests of the Company’s stockholders who participated in the Offering will occur.

NOTE 7 - WARRANTS AND OPTION TO PURCHASE COMMON STOCK

Warrants

In August 2005, the Company sold and issued Class W Warrants to purchase 2,475,000 shares of the Company’s common stock, and Class Z Warrants to purchase 2,475,000 shares of the Company’s common stock, for an aggregate purchase price of $247,500, or $0.05 per warrant.

Each Class W Warrant is exercisable for one share of common stock. Except as set forth below, the Class W Warrants entitle the holder to purchase shares at $5.00 per share, subject to adjustment in the event of stock dividends and splits, reclassifications, combinations and similar events for a period commencing on the later of: (a) completion of the Business Combination and (b) July 11, 2007 and ending July 10, 2011. As of July 18, 2006 there were 11,675,000 Class W Warrants outstanding.

Israel Growth Partners Acquisition Corp.

(a corporation in the development stage)

Notes to Financial Statements

Each Class Z Warrant is exercisable for one share of common stock. Except as set forth below, the Class Z warrants entitle the holder to purchase shares at $5.00 per share, subject to adjustment in the event of stock dividends and splits, reclassifications, combinations and similar events for a period commencing on the later of: (a) completion of the Business Combination and (b) July 11, 2007 and ending July 10, 2013. As of July 18, 2006 there were 7,475,000 Class Z Warrants outstanding.

The Class W and Class Z Warrants are also subject to a registration rights agreement. On January 31, 2006, the Company and the initial securityholders entered into a registration rights agreement and a letter agreement which revised the terms of the Company’s obligations under the warrant and registration rights agreement to clarify that the Company will only deliver unregistered common shares on the exercise of the warrants.

The Class W Warrants and Class Z Warrants may be exercised with cash on or prior to their respective expiration dates. Although the Company’s initial securityholders may make a written demand that the Company file a registration statement, the Company is only required to use its best efforts to cause the registration statement to be declared effective and, once effective, only to use its best efforts to maintain its effectiveness. Accordingly, the Company’s obligation is merely to use its best efforts in connection with the registration rights agreement and upon exercise of the warrants, the Company can satisfy its obligation by delivering unregistered shares of common stock. The holders of Class W Warrants and Class Z Warrants do not have the rights or privileges of holders of the Company’s common stock or any voting rights until such holders exercise their respective warrants and receive shares of the Company’s common stock.

Prior to entering into to the registration rights agreement and the letter agreement on January 31, 2006, the Company accounted for the Class W and Class Z warrants as liabilities in accordance with the guidance of EITF 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock. Accordingly, the Company recorded the fair value of the warrants of $247,500 as a non-current liability on its balance sheet from the date of issuance through January 31, 2006. As a result of entering into the registration rights agreement, the warrants no longer are accounted for as liabilities and are classified in stockholder’s equity. For the period from inception (August 1, 2005) to July 18, 2006, no income (loss) was recorded related to recording the derivative to market value as their was no change in the fair value of such securities. The Company determined the fair value of the Class W and Class Z Warrants issued in August 2005 based on the aggregate purchase price paid to the Company of $247,500, or $0.05 per Warrant.

On January 31, 2006, the date of reclassification of the Warrants from liability to equity, the Company estimated that the fair value of the Class W and Class Z Warrants was still $0.05 per Warrant. The determination to value the Warrants at $0.05 was based on the cash purchase price paid in August 2005 by the holders, the fact that the Warrants were not publicly traded, the inherent price of $0.05 per Warrant contained in the Series A and Series B Units which were sold in the Offering, and an evaluation of the differences in the rights and privileges of the Warrants sold and issued in August 2005 versus the Warrants which were sold in the Offering.

The Class W Warrants and Class Z Warrants outstanding prior to the Offering, all of which are held by the Company’s initial securityholders or their affiliates, shall not be redeemable by the Company as long as such warrants continue to be held by such securityholders or their affiliates. Except as set forth in the preceding sentence, the Company may redeem the Class W Warrants and/or Class Z Warrants with the prior consent of HCFP, in whole or in part, at a price of $.05 per warrant at any time after the warrants become exercisable, upon a minimum of 30 days’ prior written notice of redemption, and if, and only if, the last sale price of the Company’s common stock equals or exceeds $7.50 per share and $8.75 per share, for a Class W Warrant and Class Z Warrant, respectively, for any 20 trading days within a 30 trading day period ending three business days before the Company sent the notice of redemption (the “Measurement Period”). In addition, the Company may not redeem the Class W Warrants and/or the Class Z Warrants unless the shares of common stock underlying such warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for redemption.

Israel Growth Partners Acquisition Corp.

(a corporation in the development stage)

Notes to Financial Statements

As the proceeds from the exercise of the Class W Warrants and Class Z Warrants will not be received until after the completion of a Business Combination, the expected proceeds from exercise will not have any effect on the Company’s financial condition or results of operations prior to a Business Combination.

Underwriter Purchase Option

In connection with the Offering, the Company has issued to certain of the underwriters the UPO for $100 to purchase up to 25,000 Series A Units at an exercise price of $14.025 per unit and/or up to 230,000 Series B Units at an exercise price of $16.665 per unit. The Series A Units and Series B Units underlying the UPO are exercisable in whole or in part, solely at HCFP’s discretion, commencing on the later of (a) completion of a Business Combination and (b) July 11, 2007 and ending July 10, 2011. The fair value of the UPO, inclusive of the receipt of the $100 cash payment, has been accounted as an expense of the Offering resulting in a charge directly to stockholders’ equity with a corresponding credit to additional paid-in-capital. The Company estimated the fair value of the 25,000 Series A Units and 230,000 Series B Units underlying the UPO was approximately $641,000 using a Black-Scholes option-pricing model. The fair value of the UPO granted was estimated as of the date of grant using the following assumptions: (1) expected volatility of 38.419%, (2) risk-free interest rate of 5.10% and (3) contractual life of 5 years. The UPO may be exercised for cash or on a “cashless” basis, at the holder’s option, such that the holder may use the appreciated value of the UPO (the difference between the exercise prices of the UPO and the underlying warrants and the market price of the units and underlying securities) to exercise the UPO without the payment of any cash. Each of the Series A Units and Series B Units included in the UPO is identical to the Series A Units and Series B Units sold in the Offering, except that the exercise price of the Class W Warrants underlying the Series B Units and the Class Z Warrants underlying the Series A Units is $5.50 per share and the Class Z Warrants underlying the Series A Units are exercisable until the fifth anniversary of the Offering.

During the registration process for the Offering, the Company amended the form of UPO to clarify that the Company has no obligation to net cash settle the exercise of the UPO or the warrants underlying the UPO. The holder of the UPO is not entitled to exercise the UPO or the warrants underlying the UPO unless a registration statement covering the securities underlying the UPO is effective or an exemption from registration is available. If the holder is unable to exercise the UPO or underlying warrants, the UPO or warrants, as applicable, will expire worthless.